Exhibit 99.2

PRESS RELEASE

1155 Valley Street, Suite 400, Seattle, Washington 98109-4426 • Telephone: (206) 624-8100 Fax: (206) 624-1645

Contact: Jeffrey Scott Szorik Harrell Beck Shurgard Storage Centers, Inc. 1(206) 652-3702	Release Number: 03-14

FOR IMMEDIATE RELEASE

SHURGARD TO MAKE PUBLIC OFFERING OF COMMON STOCK

SEATTLE, WASHINGTON ¸ July 3, 2003 . . . Shurgard Storage Centers, Inc. (NYSE: SHU) today announced that it intends to make a public offering of 4 million shares of its class A common stock under its shelf registration statement previously declared effective by the Securities and Exchange Commission. The Company has also granted the underwriters an option to purchase up to an additional 600,000 shares of common stock to cover any over-allotments. The managing underwriters for the offering are Citigroup Global Markets Inc., Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale or an offer to buy these securities in any state in which such offer, solicitation or laws would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the preliminary prospectus supplement relating to the offering may be obtained from Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013; Banc of America Securities LLC, Capital Markets Operations, 100 W. 33rd Street, 3rd Floor, New York, New York 10001, Mail Code – NY1-509 03-22, or Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, 10th Floor, New York, New York 10281.

About Shurgard Storage Centers, Inc.:

Shurgard Storage Centers, Inc., is a real estate investment trust headquartered in Seattle, Washington. The Company specializes in all aspects of the self-storage industry and operates a network of over 585 operating storage centers located throughout the United States and in Europe

Statements in this release concerning the beliefs, expectations, intentions, future events, future performance, business prospects and business strategy in the United States and Europe, for 2003 and beyond, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act and are based on several assumptions. If any of these assumptions are not satisfied or prove to be incorrect, actual results could differ materially from those indicated in the forward-looking statements. The risks and uncertainties that may cause these forward-looking statements to prove to be incorrect include the risks that the projected earnings, expenses or revenues may be affected by other factors, such as the risk that changes in economic conditions in the market, competition from new self storage facilities or other storage alternatives may cause rent to decline and may cause occupancy rates to drop, or may cause delays in rent up of newly developed stores, and the risk that the Company may experience increases in the cost of labor, taxes, marketing and other operating and construction and development expenses, and the risk that there will be a disruption or instability in the operations of the business following closing of these transactions and merger of certain of these operations into the Company. We may also be affected by legislation or changes in regulations or interpretations regarding certain accounting standards applied to the Company’s operations and certain existing financial and joint venture structures of the Company. New and proposed rules which change the accounting treatment for unconsolidated investments and stock options may affect the accounting treatment or net income of certain of the Company’s investments. The new rules are subject to an evolving set of interpretations that dictate whether we consolidate the assets, liabilities and operations of Shurgard Europe and certain other of our unconsolidated joint ventures. Further evolution of these rules may result in a different application of these rules to these operations. For a discussion of additional risks and other factors that could affect these forward-looking statements and Shurgard’s financial performance, see Shurgard’s Annual Report on Form 10-K/A for the year ended December 31, 2002 filed with the SEC on May 21, 2003, and Form 10-Q for the quarter ending March 31, 2003 filed with the SEC on May 20, 2003.